                                                                   EXHIBIT 10.12

Tessera Confidential
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                                 TESSERA, INC.
                           TCC(R) License Agreement

This Agreement is entered into as of this 22/nd/ day of December, 1998 ("Effective Date"), between TESSERA INC., a corporation organized under the laws of Delaware, having a principal place of business at 3099 Orchard Drive, San Jose CA 95134 and the Tessera Affiliates ("Tessera") and CHIPPAC, INC., a corporation organized under the laws of California, having a principal place of business at 3151 Coronado Drive, Santa Clara, CA 95054 and the Licensee Affiliates ("Licensee") with reference to the following facts:

                                    Scope:
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WHEREAS, Tessera owns certain semiconductor integrated circuit ("IC") packaging technology it calls TCC technology along with related IC tape design and mounting technology it calls TCMT technology, where said technologies include manufacturing processes, package device designs and specifications, including design rules and certain other proprietary information and technology required to manufacture TCC packages, and

WHEREAS, Licensee wishes to use the Tessera patented technology and Technical Information to assemble said TCC packages and to sell same in accordance with the terms hereof.

The Parties Hereto Agree:

     I. Definitions. As used herein, the following terms shall have the following meaning:

     A. The term "TCC" is an acronym for Tessera Compliant Chip, a type of integrated circuit ("IC") package which is the subject matter of certain Tessera Patents licensed hereunder. By way of non-limiting examples, such TCC packages may include IC packages that are in a fan-in arrangement (where external electrical terminals overlie a surface of an IC device) or are in a fan-out arrangement (where external electrical terminals are arranged beyond the periphery of an IC device) or are in a fan-in/fan-out arrangement (where external electrical terminals both overlie a surface of an IC device and extend beyond the periphery of the IC device). In such examples, the contact bearing surface of the IC device may face either towards or away from the external electrical terminals.

     B. The term "Tape" shall mean any flexible film circuit starting material that may be made under certain of the Tessera Patents, including but not limited to TAB tape, flex-circuit film, and substantial equivalents commonly available in the industry.

     C. The verbs "Convert" and "Converted" and the noun, "Conversion" refer to a process or method by which Tape (whether or not made under the Tessera Patents) is configured with a compliant die mounting layer, die attach adhesive layer, or otherwise disposed for subsequent packaging of an IC in a TCC package.

     D. The term "TCMT" means Converted Tape capable of being incorporated into the manufacture of a TCC package.

     E. The term "Technical Information" means Tessera Tape Conversion and package assembly know-how relating to the relating to design, manufacture and assembly of TCC packages (excluding Batch Technology as defined herein) which may be proprietary and/or confidential in nature and which may include, without limitation, material specifications, current best method of assembly, tooling specifications, design methods and techniques, proprietary software, process data, yields, reliability data, and other Tessera engineering data and test results needed by Licensee (the foregoing by mutual agreement) to exercise the rights, licenses and privileges granted hereunder.

     F. The term "Batch Technology" as used herein means Patents and technical information relating to or including: (i) any method or result of U.S. Patent Number 5,518,964 (and related Patents) for making flexible electrically conducting element(s), joining said elements to electrical contact(s) on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer, or interconnect substrate, and forming said element(s) away from the plane of said contacts in a predetermined fashion into the flexible electrical lead(s) of a TCC package; (ii) any method or result of U.S. Patent 5,455,390 (and related Patents) for making and forming flexible conducting element(s) on a dielectric film and then simultaneously joining said elements to electrical contacts on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer or interconnect substrate to produce the flexible electrical leads of a TCC package; and/or
(iii) any method or result of further invention or Patent made or acquired by Tessera during the term hereof covering any processing method for simultaneously forming, producing and/or connecting a plurality of flexible electrical leads of a TCC package. Notwithstanding, the parties expressly agree that any TCC package made and/or connected individually on a semiconductor integrated circuit or undiced wafer by traditional wire bonding methods and/or tape automated bonding ("TAB") gang bonding methods, is not included in Batch Technology .
                                 ---

     G. The term "Patent" means letters patents, utility models, allowances and applications therefor in all countries of the world, including re-issues, re-examinations, continuations, continuations-in-part, divisionals, and all corresponding foreign patents.

     H. The term "Tessera Patent" means Patent(s) assigned to Tessera that arise out of inventions based on the Technical Information made and/or acquired by Tessera prior to expiration or termination of this Agreement (excluding Batch Technology as defined herein). The term Tessera Patent shall further include any third party patent based on Technical Information (excluding Batch Technology as defined herein) under which Tessera or any successor thereof has the right to grant licenses of the scope granted herein, as of the Effective Date or at any time during the term of this Agreement, without the payment of royalty or other consideration to such third parties except for payment to third parties for inventions made by said parties while employed by Tessera or any successor thereof. As of the Effective Date of this Agreement, Tessera Patents, as defined above, consist of those Patents set forth in Attachment A. Tessera has sole discretion in the prosecution of the Tessera patent applications prospectively licensed hereunder, non-exclusively including filing continuations, continuations-in-part, divisionals, filing corresponding foreign patents applications and/or abandoning one or more of such patent applications.

     I. The term "Billable Pin" means any electrical connection to an IC bond pad made or contained in any TCC package licensed hereunder.

     J. The term "Licensee Improvements" means derivatives, improvements, modifications, or enhanced specifications relating to a TCC package, or related materials, that may infringe a Tessera Patent or may be made or incorporated in a TCC package by or for Licensee.

     K. The term "Standards" means those minimum standards as set forth in Attachment C pursuant to which Licensee may sell any TCC package under a Mark (as defined in Paragraph VIII.).

     L. The term "Licensee Affiliate" means any company which agrees to be bound by the terms and conditions of this Agreement and has more than fifty percent (50%) of the voting stock owned or controlled by Licensee. A company shall be considered a Licensee Affiliate only so long as such majority ownership or control exists. Licensee shall be ultimately responsible for the actions of the Licensee Affiliates pursuant to this Agreement.

     M. The term "Tessera Affiliate" means any company which agrees to be bound by the terms and conditions of this Agreement and has more than fifty percent (50%) of the voting stock owned or controlled by Tessera. A company shall be considered a Tessera Affiliate only so long as such majority ownership or control exists.

     II.  Licensee Rights

     A. License Grant. Subject to the terms and conditions hereinafter set forth, Licensee's agreement to the provisions hereof including all attachments hereto, and Licensee's payment of the fees and royalties stated herein in Paragraph III, Tessera hereby grants Licensee a world-wide, non-exclusive, non-transferable, non-sublicensable, limited license to the Tessera Patents and Technical Information to make or have made Tape and Convert or have Converted such Tape into TCMT (such Tape and Conversion rights pursuant to Paragraph IX) for Licensee to package and/or assemble ICs into TCC packages and use or sell such TCC packages. Licensee specifically is not granted any "have made" rights
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which would allow Licensee to have non-Affiliates package and/or assemble ICs into TCC packages for Licensee.

     B. Batch Technology Excluded. Notwithstanding anything herein to the contrary, Batch Technology is excluded from the scope of this Agreement, and Licensee's rights herein expressly exclude any right to package and/or assemble, or sell any TCC package made using Batch Technology.

     C. No Implied License. Notwithstanding the foregoing, nothing in this Agreement shall be construed to grant Licensee or its Affiliates, successors or assigns or any third parties an implied license under any patent owned by Tessera other than the Tessera Patents (as defined above).

     III. Fee and Royalty

     A. License Fee. As consideration for the licenses and privileges of Paragraph II.A. hereof, Licensee shall pay to Tessera [redacted*] within thirty
(30) days of the Effective Date of this Agreement.

*Confidential Treatment Requested.

     B. Royalty. In addition to the License Fee, Licensee shall pay running royalties for the license granted in Paragraph II.A. four times annually (as set forth in Paragraph V) to Tessera during the term of this Agreement. Licensee shall pay [redacted*] for TCC packages made by Licensee hereunder, whether sold, transferred or used internally. After Licensee has paid to Tessera[redacted*] in royalties, the Licensee shall begin paying a mid-range [redacted*] for TCC packages made by Licensee hereunder, whether sold, transferred or used internally. After Licensee has paid to Tessera [redacted*] in cumulative royalties, Licensee shall begin paying a base royalty of [redacted*] for TCC packages made by License hereunder, whether sold, transferred or used internally for the remainder of this Agreement.

     C. Royalty Buy-Down Payment. At any time, Licensee may elect to pay Tessera [redacted*] in which event said Licensee shall notify Tessera of Licensee's intent to exercise the option under this Paragraph and tender such payment and henceforth pay royalties at the base royalty level of [redacted*] (as set forth in Paragraph III.B., above). Such royalty buy-down payment shall not affect the royalties Licensee has paid to Tessera prior to Licensee's exercise of the royalty buy-down set forth in this Paragraph.


     IV.  Taxes

     All payments or royalties due Tessera under this Agreement shall be deemed payments or royalties for goods, services, Technology and/or Technical Information provided and delivered by Tessera free on board (f.o.b.) Tessera's San Jose, California facility. As such, payments and royalties due hereunder shall be calculated and paid by Licensee to Tessera on a "net cash" basis per the terms hereof and shall be free of and not reduced in any way by any imposed taxes or other assessments that may be levied by any government or country except for those taxes that may be imposed and collected by the United States and/or the State of California. If Tessera receives any tax credits by the U.S. Government based upon the tax paid on the royalties paid to Tessera by Licensee, Tessera will reimburse Licensee for in the amount corresponding to such U.S. tax credit.

      V.  Licensee Reports and Payment

     A. Quarterly Royalty Payments. Beginning on the Effective Date of this Agreement, royalties shall be calculated and paid in full in quarter annual payment periods ending March 31, June 30, September 30 and December 31 of each year. Beginning with the first such royalty payment, Licensee shall deliver a written report (as shown in Attachment B) describing the basis upon and containing the information sufficient to determine the royalties due Tessera for the applicable payment period. All payments under this Paragraph shall be made in US Dollars by wire transfer to Union Bank of California, 99 Almaden Blvd., San Jose, CA 95113, Account Name: Tessera, Account No.: 6450148359, Routing No. 122000496, International Swift Code: UBLAUS66, or such other bank or account as Tessera may from time to time designate in writing. The payments of royalties and submission such reports from Licensee to Tessera under this

*Confidential Treatment Requested.

Paragraph shall be made within thirty (30) days from the end of each quarter annual payment period and shall be considered to be made as of the day on which such payments are received in Tessera's designated bank account.

     VI.  Tessera Training Services

     Licensee may request engineering support (not to exceed forty (40) working days) in the first twelve (12) month period of this Agreement, according to a mutually agreeable time schedule and manpower assignment schedule, at a per diem rate of US $1,200 per support engineer, plus reasonable air travel and hotel charges. Any engineering support or other services required thereafter may be provided upon terms mutually agreeable to the parties. Licensee agrees to pay all reasonable coach class air travel and hotel charges incurred by Tessera personnel in connection with engineering support performed at any of Licensee's facilities outside of San Jose. Engineering interactions, conducted to collaborate on technical issues of mutual concern, shall be supported by each party at its own expense.

     VII. TCC Improvement Cross-License

     A. Tessera Improvements. Tessera will make available TCC package improvements which have been reduced to practice including changes and modifications in Standards, methods, materials and specifications relating to TCC packages during the term of this Agreement. Notwithstanding the foregoing, Tessera is under no obligation to transfer and/or license any information whether confidential, proprietary or otherwise that it may be prohibited from transferring to Licensee by contract with a third party or applicable law. Notwithstanding any provision to the contrary, Tessera shall not be under any obligation to transfer or disclose actual patent applications or related documents to Licensee.

     B. Licensee Improvements. Licensee hereby grants to Tessera a world-wide, fully-paid, non-exclusive, non-sublicensable, non-transferable, perpetual, right to use Licensee Improvements and Licensee's Patents covering any inventions contained in such Licensee Improvements to manufacture, have manufactured for Tessera, use or sell TCC packages.

     C. Cross Licensing With Other Tessera Licensees. Licensee agrees to grant to the other licensees of Tessera on commercially reasonable terms a non-exclusive, non-transferable, non-sublicensable license under Licensee's Patents covering any inventions contained in such Licensee Improvements that are discoverable from an examination of the TCC packages made by Licensee unless such other licensees refuse to grant to Licensee similar licenses under any of such other licensees' patents relating to any improvements developed by such other licensee on similar commercially reasonable terms. In no event shall Licensee be under any obligation to grant such licenses to other licensees of Tessera, unless Licensee Improvements are used in IC packages sold externally to non-Affiliates or proposed by Licensee and adopted for incorporation into a TCC packaging standard.

     D. Joint Improvements. Any improvement that is made through the joint inventive efforts of Tessera and Licensee shall be deemed a "Joint Improvement" hereunder and shall be the joint property of both Tessera and Licensee, and both Tessera and Licensee shall have a fully-paid, non-assessable, transferable, perpetual, sub-licensable right and license to use such Joint Improvements, but such right and license shall not include any right of license by implication with respect to any part of the Tessera Patents. Licensee and Tessera shall reasonably consult with one another with respect to applying for and maintaining jointly owned patents with respect to such Joint Improvements at shared expense. In the event that one party hereto (the "Notifying Party") notifies the other party that the Notifying Party wishes to apply for or maintain a patent in any country for any such Joint Improvement and the other party hereto does not confirm to the Notifying Party, within thirty
(30) days thereafter, that such other party will join in such patent application and share the cost thereof, the Notifying Party shall have a right, at its own expense, to apply for or maintain such patent in its own name, in which case such patent shall be the sole property of the Notifying Party, and the Joint Invention in the country covered by such patent shall be treated as an improvement made solely by the Notifying Party, and shall be subject to the provisions of this Agreement covering such party improvements. The parties hereto shall execute such documents and render such assistance as may be appropriate to enable the party properly having title to such improvements to maintain or obtain patents for the same.

     VIII.  Trademarks & License Notice

     A. Trademark Ownership. Licensee acknowledges Tessera's ownership of the following trademarks: TESSERA BLOCK LOGO, TCC, COMPLIANT CHIP, (micro)BGA, Micro BGA and F-(micro)BGA (hereinafter "Marks"). Licensee agrees that it will do nothing inconsistent with such ownership and that all use of the Marks by Licensee shall inure to the benefit of and be on behalf of Tessera. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement to make and sell TCC packages according to the Standards.

     B. Trademark License Grant. Subject to the IC packages manufactured pursuant to this Agreement meeting all of the Standards (as defined in Paragraph I.K and listed in Attachment C), Licensee's agreement and compliance with to other provisions of this Agreement including all attachments hereto, and Licensee's payment of the fees and royalties stated herein in Paragraph III, Tessera hereby grants Licensee a non-exclusive, non-transferable, non-sublicensable limited license to use the Marks to identify and distinguish Licensee's royalty bearing TCC packages that are sold by Licensee under this Agreement, subject to the proper use of such Marks (as set forth in this Paragraph below) and the acknowledgement of ownership of such Marks in documentation, articles and promotional material; to wit, each such use shall contain the following text:"_______ (List of the Marks used in the item) are trademarks of Tessera, Inc." or a suitable variant thereof to account for a singular use of one or more of the Marks.

     C. Trademark Form of Use. Licensee shall use its best efforts to use the Marks as modifiers in conjunction with generic nouns, e.g. the (micro)BGA(R) package. Further, all of the Marks, except "Micro BGA" and "F-(micro)BGA", are federally registered by the U.S. Trademark Office. As such, Licensee shall use the "(R)" symbol adjacent the Marks in all titles and headings and other prominent uses of the Marks and shall also use its best efforts to use the "(R)" symbol on at least the first and most obvious use of each of the Marks within the text of any printed material. "Micro BGA" and "F-(micro)BGA" are common law trademarks of Tessera. As such, Licensee shall use the "(TM)" symbol adjacent this Mark in all titles and headings and other prominent uses of the Micro BGA marks and shall also use its best efforts to use the "(TM)" symbol on at least the first and most obvious use of each such mark within the text of any printed material.

     D. License Notice. Licensee promotional material and advertisements referring to royalty bearing TCC packages shall include a prominent written notice that "These products are made under a license from Tessera, Inc.".

     IX.  Material Suppliers

     Licensee may enter agreements ("Subcontract") with suppliers of Tape, TCMT and other related packaging materials ("Supplier"), provided that: (a) prior to any disclosure of Tessera confidential information, Licensee and Supplier shall execute a Non-Disclosure Agreement having substantially similar terms as Paragraph XIV herein (Non-Disclosure); (b) Licensee shall ensure that Supplier receives no property rights to the Technical Information transferred under Subcontract and that the rights to any improvements to the Technical Information made by Supplier shall be Licensee Improvements as set forth in this Agreement;
(c) Licensee shall ensure that Supplier respects Licensee's duty to affix the appropriate notices, trademarks and other designations to each product or material made using the Technical Information as set forth under this Agreement; and (d) Licensee shall indemnify and hold harmless Tessera and its successors and assigns against any breach or any damages, costs, or expenses arising from or related to any breach by Licensee or Supplier of the foregoing obligations. Notwithstanding, this Paragraph does not apply to any technology independently developed by a Supplier.

     X.   Term and Termination

     A. Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided for elsewhere in this Agreement, shall remain in full force until the expiration of the last to expire of any Tessera Patent.

     B. Termination for Breach. Either party may terminate this Agreement due to the other party's breach of this Agreement, such as failure to perform its duties, obligations, or responsibilities herein (including, without limitation, failure to pay royalties and provide reports as set forth herein). The parties agree that such breach will cause substantial damages to the party not in breach. Therefore, the parties agree to work together to mitigate the effect of any such breach; however, the non-breaching party may terminate this Agreement if such breach is not cured or sufficiently mitigated (to the non-breaching party's satisfaction) within sixty (60) days of notice thereof.

     C. Termination for Assignment. In the event that (i) a party either sells or assigns substantially all of its assets or business to a third party ("Selling Party") or (ii) a third party acquires more than fifty percent (50%) of the capital stock entitled to vote for directors of such party ("Purchasing Party"), the Selling Party shall notify the other party hereto of such sale or assignment of assets or the Purchasing Party's acquisition. In any case of sale, assignment or acquisition, the Selling Party shall provide to the other party a written confirmation from such Purchasing Party stating that such Purchasing Party shall expressly undertake all the terms and conditions of this Agreement to be performed by Selling Party. In the event that Licensee is the Selling Party and the Purchasing Party does not agree to fulfill such obligations under this Agreement, Tessera shall reserve a right to terminate this Agreement. In the event Tessera is the Selling Party, the Purchasing Party shall be bound to the terms and obligations of this Agreement.

     D. Termination for Bankruptcy. In the event that one party becomes insolvent or bankrupt, permanently ceases doing business, makes an assignment for the benefit of its creditors, commits an act of bankruptcy, commences any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings, or has commenced against it any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings that are not dismissed within sixty (60) days, then the other party shall have the right to terminate this Agreement immediately upon its notice.

     E. Any termination of this Agreement pursuant to this Paragraph X shall be deemed a termination of this Agreement in accordance with its terms (including termination of any payments of unaccrued royalties to Tessera and any rights of Licensee to use any Tessera Patent or Technical Information licensed hereunder).

     F. Survival Clause. Unless otherwise provided elsewhere in this Agreement, the following provisions shall survive the termination or expiration of this Agreement:

          1. Licensee's obligation to make payments to Tessera accrued under this Agreement on or prior to expiration or termination.

          2. Licensee's obligation to submit written reports stipulated in Paragraph V, Licensee Reports and Payment, and to permit the inspection and audit of its account record stipulated in Paragraph XI, Reasonable Audit.

          3.   Paragraph VII.B., Licensee Improvements

          4.   Paragraph X, Term and Termination.

          5.   Paragraph X11, No Warranties

          6.   Paragraph XIII, Limitation on Damages

          7.   Paragraph XIV, Non-Disclosure.

          8.   Paragraph XV, Indemnity

          9.   Paragraph XVI, Miscellaneous

     XI.  Reasonable Audit

     A. Financial Audit. Upon reasonable written prior notice, Tessera shall have the right to examine and audit through an independent third party CPA firm, not more frequently than once per year, all records of Licensee that may contain information bearing upon the amount of fees payable under this Agreement; provided, that the said auditor shall have agreed in advance in writing to maintain in confidence and not to disclose to Tessera or any third party any Licensee proprietary information obtained during the course of such audit. The results of any such audit shall be final, and within thirty (30) days after receiving the auditor's report, Licensee shall make payment to Tessera of any amount which may be found to be payable, if any. Tessera shall bear the expenses of such audit examinations unless royalties due and owing to Tessera are determined by the auditor to be at least five percent (5%) greater than such similar amounts as calculated and/or paid by Licensee, in which case Licensee shall bear such expenses.

     B. Standards Audit. Prior to the first shipment of TCC packages to a third party by Licensee upon which Licensee intends to bear the Marks under the license set forth in Paragraph VIII.B. pursuant to this Agreement, Licensee shall provide Tessera with sufficient quantities of such packages to enable Tessera to determine if such packages are in compliance with the Standards. Upon receipt of such packages, Tessera shall promptly perform the tests set forth in Attachment C and provide a written report to Licensee detailing the results of the tests so performed. After the Licensee manufactured TCC packages have passed Tessera's testing requirements, Licensee may use the Marks as set forth in Paragraph VIII. To ensure the on-going, future minimum quality and reliability of the TCC packages sold by Licensee under any of the Marks pursuant to this Agreement, Tessera shall have a right to perform the tests set forth in Attachment C at any time during the term of this Agreement upon 60 day written notice by Tessera to Licensee of Tessera's intention to perform such Standards testing. Upon Licensee's receipt of such written notice from Tessera, Licensee shall promptly provide sufficient quantities of TCC packages for such testing. Upon receipt of such packages, Tessera shall promptly perform the tests and provide a written report to Licensee detailing the results of the tests so performed.

     XII.    No Warranties

     Licensee acknowledges and agrees that the rights and licenses, Tessera Patents, Technical Information and specifications granted or otherwise provided hereunder are provided to Licensee "AS IS", with no warranty of any kind. TESSERA MAKES NO WARRANTY, EPRESS IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS OR NONINFRINGEMENT. Tessera makes no warranty that the Tessera Patents, Technical Information, specifications or Standards will be sufficient to yield any particular result.

     XIII.  Limitation on Damages

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY) FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

     XIV.   Non-disclosure

     A. Confidential Information Definition. "Confidential Information" includes all information disclosed prior to the expiration or termination of this Agreement by one party to another hereunder including, without limitation, ideas, inventions (whether patentable or not), designs, product concepts, improvements, manufacturing tolerances, quality standards, business strategies, forecasts, customer lists, product development plans and marketing plans, provided that such information is designated and marked as being confidential in nature by the disclosing party at the time of disclosure to the receiving party and provided further that such information, if disclosed orally, is reduced to writing, marked as being confidential, and delivered to the receiving party within thirty (30) days after such disclosure.

     B. Exclusions. Notwithstanding, Confidential Information shall not include any information which: (1) was lawfully in possession prior to receipt from disclosing party; (2) is or becomes a matter of public knowledge through no fault of the receiving party; (3) is lawfully obtained by the receiving party from a third party under no obligation of confidentiality; (4) is independently invented by the receiving party without reference to the disclosed Confidential Information; or (5) the receiving party receives prior written consent from the disclosing party for disclosure of certain Confidential Information to a third party.

     C. Standard of Care. The receiving party shall hold in confidence and protect the disclosed Confidential Information by using the same degree of care as they would use to protect their own Confidential Information, but no less than a reasonable degree of care, to prevent unauthorized use, dissemination, or publication of the Confidential Information. The parties hereto agree that there is a duty to promptly advise the disclosing party of any unauthorized disclosure or use of Confidential Information. The receiving party agrees the damages to the disclosing party for improper disclosure of Confidential Information will result in irreparable harm to the disclosing party and that therefore the disclosing party will be entitled to equitable relief, including but not limited to injunctive relief. Notwithstanding, the receiving party shall not be liable for any disclosure resulting from the sale of any physical product or component; further, the receiving party may disclose the other party's Confidential Information to the receiving party's Affiliates, Suppliers or consultants where necessary for the manufacture, use or sale of products by the receiving party so long as a suitable non-disclosure agreement has been signed between such parties which has substantially similar terms as this Paragraph XIV.

     D. Confidentiality Period. The parties agree that Confidential Information shall be maintained in confidence by the receiving party for a period of five (5) years from the date of first disclosure to the receiving party by the disclosing party and shall not be used by the receiving party except in furtherance of this the rights and licenses granted pursuant to this Agreement.

     E. Early Termination & Return of Confidential Information. In the event this Agreement is terminated for any reason and upon a request by a disclosing party, the receiving party will promptly return or certify the destruction of all Confidential Information it received from the disclosing party along with all copies made by the receiving party. Upon such a request, the disclosing party's Confidential Information contained on data storage media shall be certified as being deleted therefrom.

     F. Promotional Materials. The parties hereto shall consult with each other from time to time and mutually approve promotional materials, including samples, technical data, or otherwise containing any proprietary and/or confidential information of the parties, for disclosure to customers by either party or jointly under a mutually agreeable and reciprocal non-disclosure agreement.

     G. Breach of Confidentiality. Breach of this Paragraph XIV by either party shall be deemed sufficient cause for the other party to terminate any further obligation to make confidential disclosures to the breaching party without limiting any other remedy at law. If such a breach occurs, the non-breaching party shall send a written notification to the breaching party. The breaching party will then have thirty (30) days from the mailing date of the notification within which to mitigate the effects of the wrongful disclosure amounting to a breach hereunder. If such actions are sufficient to mitigate the effects of the wrongful disclosure, the obligation of the non-breaching party to make confidential disclosures shall resume.

     H. Employee Agreements. Both parties hereto represent that all of their employees, including contract employees, shall have executed agreements obligating such employees to assign ideas and inventions to their respective employer prior to having access to Confidential Information received hereunder.

     I. Superceding Prior Confidentiality Terms. This supersedes all prior written or oral understandings or agreements with respect to non-disclosure or confidentiality issues.

     XV.   Indemnity

     A. Licensee agrees to defend, indemnify and hold Tessera harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) arising out of or related to Licensee's use of Tessera Patents or Technical Information. Notwithstanding, Licensee shall not bear the obligation or expense of defending the validity of any Tessera Patent. Tessera shall have sole control over and bear the expense for so defending the validity of the Tessera Patents.

     B. Tessera agrees to defend, indemnify and hold Licensee harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) arising out of or related to Tessera's use of Licensee Improvements. Notwithstanding, Tessera shall not bear the obligation or expense of defending the validity of any Licensee Patent. Licensee shall have sole control over and bear the expense for so defending the validity of the Licensee Patents.

     XVI.  Miscellaneous

     The following additional terms shall apply to this Agreement:

     A. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California, irrespective of choice of laws provisions. Both parities shall use reasonable efforts to resolve by mutual agreement any disputes, controversies, claims or difference which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies, claims or differences cannot be settled between the parties, any litigation between the parties relating to this Agreement shall take place in San Jose, California. The parties hereby consent to personal jurisdiction and venue in the state and federal courts of California.

     B. No Waiver. Any waiver, express or implied, by either of the parties hereto of any right hereunder or default by the other party, shall not constitute or be deemed a continuing waiver or a waiver of any other right or default. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as waiver thereof, nor shall any single or partial exercise of such right or privilege preclude other or further exercise thereof or any other right or privilege.

     C. Equitable Relief: Nothing herein shall preclude either party from taking whatever actions are necessary to prevent immediate, irreparable harm to its interests. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation.

     D. Notices. All notices, required documentation, and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be given by facsimile transmission or by registered or certified letter to Tessera and Licensee at the addresses and facsimile numbers set forth below:

          Tessera:    Tessera, Inc.
                      3099 Orchard Dr.
                      San Jose, California 95134
                      Facsimile No.: 408-894-0768
                      Attn.: Chief Executive Officer

          Licensee:   ChipPAC, Inc.
                      3151 Coronado Drive
                      Santa Clara, CA 95054
                      Facsimile No.: 408-486-5911
                      Attn.: President

     Either Party may change its address and/or facsimile number by giving the other party notice of such new address and/or facsimile number. All notices if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received and the date three days after the same was posted and if given or made by facsimile transmission shall be deemed to have been received at the time of dispatch, unless such date of receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

     E. Documentation Managers. Both Licensee and Tessera shall designate a Documentation Manager to perform the task of logging and tracking the confidential documents transferred between the companies. If possible, each transfer of confidential information should be first transferred between the respective Documentation Managers before disclosure in a meeting or via mail/fax. If the information is first disclosed between representatives of the parties, an effort should be made to send a copy of the disclosed information to the receiving party's Documentation Manager along with the date of the disclosure. Tessera's Documentation Manager is Christopher M. Pickett, Director of Intellectual Property and may be contacted at the Tessera fax and street address. Licensee's Documentation Manager is Dave Tovar, Director of Substrate Products and may be contacted at the Licensee fax and street address. Either party may change its Documentation Manager or the associated address and/or facsimile number by giving the other party notice of such new information.

     F. Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

     G. Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     H. Export Regulations. Both parties shall comply with the laws and regulations of the government of the United States and of any other country as relevant to each party hereto relating to the export of commodities and technical data.

     L. Section Headings. The headings and captions used herein shall not be used to interpret or construe this Agreement.

     K. Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

TESSERA, INC.                                CHIPPAC, INC.     (Company Name)
                                            -------------------

By: /s/ John W. Smith                       By: /s/ Dennis McKenna
   ---------------------------                 -----------------------------

Print Name: John W. Smith                   Print Name:  Dennis McKenna
            ------------------                         ---------------------

Title:  President                           Title:  President/CEO
      ------------------------                    --------------------------

Date:   12/22/98                            Date:   12/23/98
     -------------------------                   ---------------------------

                                 Attachment A
PATENTS
-------

     PATENT NO.                               TITLE
     ----------                               -----

     5,148,265       SEMICONDUCTOR CHIP ASSEMBLIES WITH FAN-IN LEADS

     5,148,266       SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME

     5,258,330       SEMICONDUCTOR CHIP ASSEMBLIES WITH FAN-IN LEADS

     5,346,861       SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME

     5,347,159       SEMICONDUCTOR CHIP ASSEMBLIES WITH FACE-UP MOUNTING AND
                     REAR-SURFACE CONNECTION TO SUBSTRATE

     5,390,844       SEMICONDUCTOR INNER LEAD BONDER TOOL

     5,398,863       SHAPED LEAD STRUCTURE AND METHOD

     5,414,298       SEMICONDUCTOR CHIP ASSEMBLIES AND COMPONENTS WITH PRESSURE
                     CONTACT

     5,477,611       METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER

     5,489,749       SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH
                     RELEASABLE LEAD SUPPORT

     5,491,302       MICROELECTRONIC BONDING WITH LEAD MOTION

     5,525,545       SEMICONDUCTOR CHIP ASSEMBLIES AND COMPONENTS WITH PRESSURE
                     CONTACT

     5,536,909       SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH
                     RELEASABLE LEAD SUPPORT

     5,548,091       SEMICONDUCTOR CHIP CONNECTION COMPONENTS WITH ADHESIVES FOR
                     BONDING TO THE CHIP

     5,597,470       METHOD OF MAKING A FLEXIBLE LEAD FOR A MICROELECTRONIC
                     DEVICE

                        [Redacted]

FOREIGN PATENTS
---------------

      PATENT NO.                           TITLE
      ----------                           -----

      5,619,017      MICROELECTRONIC BONDING WITH LEAD MOTION

      5,629,239      MANUFACTURE OF SEMICONDUCTOR CONNECTION COMPONENTS WITH
                     FRANGIBLE LEAD SECTIONS

      5,659,952      METHOD FOR FABRICATING COMPLIANT INTERFACE FOR A
                     SEMICONDUCTOR CHIP

      5,663,106      METHOD OF ENCAPSULATING DIE AND CHIP CARRIER

      5,679,194      FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS

      5,679,977      SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND
                     COMPONENTS FOR SAME

      5,682,061      COMPONENT FOR CONNECTING A SEMICONDUCTOR CHIP TO A
                     SUBSTRATE

      5,685,885      WAFER-SCALE TECHNIQUES FOR FABRICATION OF SEMICONDUCTOR
                     CHIP ASSEMBLIES

      5,706,174      COMPLIANT MICROELECTRONIC MOUNTING DEVICE

      5,766,987      MICROELECTRONIC ENCAPSULATION METHODS AND EQUIPMENT

      5,776,796      METHOD OF ENCAPSULATING A SEMICONDUCTOR PACKAGE

      5,777,379      SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS

      5,787,581      METHODS OF MAKING SEMICONDUCTOR CONNECTION COMPONENTS WITH
                     RELEASABLE LOAD SUPPORT

      5,801,446      MICROELECTRONIC CONNECTIONS WITH SOLID CORE JOINING UNITS

      5,807,453      FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS

FOREIGN PATENTS
---------------

      PATENT NO.                           TITLE
      ----------                           -----

        121621       SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF

      (South Korea) MAKING SAME AND COMPONENTS FOR SAME

PATENT APPLICATIONS
-------------------

     SERIAL NO.                                     TITLE
     ----------                                     -----
      2,091,438     SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME
                    AND COMPONENTS FOR SAME

     91918245.1     SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME
                    AND COMPONENTS FOR SAME

       51695/91 SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME

        374,559 SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT

       6-504706 SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT

      95-700249     SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH
                    RELEASABLE LEAD SUPPORT

    [redacted*]

       7-505301     SEMICONDUCTOR INNER LEAD BONDER TOOL

        855,127 SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME

        861,280 SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME

    [redacted*]

        110,527 SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME

     94924580.7     METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER

       7-509750     METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER

* Confidential Treatment requested.

Tessera Confidential
--------------------

  95-701989    METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP
               CARRIER

   7-505309    SHAPED LEAD STRUCTURE AND METHOD

    658,577 SEMICONDUCTOR CHIP CONNECTION COMPONENTS WITH ADHESIVES FOR BONDING TO THE CHIP

[redacted*]

[redacted*]

 95932549.9    MICROELECTRONIC BONDING WITH LEAD MOTION

  97-701646    MICROELECTRONIC BONDING WITH LEAD MOTION

   9-511028    MICROELECTRONIC BONDING WITH LEAD MOTION

    365,749    COMPLIANT INTEGRATED CIRCUIT PACKAGE AND METHOD
               THEREFOR

    019,637    MICROELECTRONIC CONNECTIONS WITH SOLID CORE JOINING
               UNITS

    807,470 MANUFACTURE OF SEMICONDUCTOR CONNECTION COMPONENTS WITH FRANGIBLE LEAD SECTIONS

[redacted*]

 95933164.6    COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP

  97-701682    COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP

   9-511045    COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP

    020,613    METHODS OF MAKING SEMICONDUCTOR ASSEMBLIES WITH
               REINFORCED PERIPHERAL REGIONS

[redacted*]

[redacted*]

   8-533523    FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION
               COMPONENTS

*Confidential Treatment requested.

Tessera Confidential
--------------------

         012,079   MICROELECTRONIC ENCAPSULATION METHODS AND EQUIPMENT

         705,309   STACKED CHIP ASSEMBLY

         709,127 LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE

     [redacted*]

         560,272 STRUCTURE AND METHOD FOR MAKING A COMPLIANT LEAD FOR A MICROELECTRONIC DEVICE

         610,610 METHODS FOR PROVIDING VOID FREE LAYERS FOR SEMI-CONDUCTOR ASSEMBLIES

     [redacted*]

  PCT/DS97/03273   METHOD OF ENCAPSULATING A SEMICONDUCTOR PACKAGE

         630,375   SEMICONDUCTOR INNER LEAD BONDER TOOL

         989,368   COMPLIANT WIREBOND PACKAGE

     [redacted*]

         947,180   BONDING LEAD STRUCTURE WITH ENHANCED ENCAPSULATION

     [redacted*]

         845,786   METHOD OF MAKING CHIP MOUNTINGS AND ASSEMBLIES


     [redacted*]

     [redacted*]

     [redacted*]

     [redacted*]


* Confidential Treatment requested.

Tessera Confidential
--------------------
     [redacted*]

     [redacted*]

     [redacted*]

     [redacted*]


        931,680   MULTIPLE PART COMPLIANT INTERFACE FOR PACKAGING OF A

     [redacted*]

     [redacted*]

     [redacted*]

     [redacted*]

        086,863 SEMICONDUCTOR CHIP PACKAGE WITH DUAL LAYER TERMINAL AND LEAD STRUCTURE

        978,082   MICROELECTRONIC COMPONENT WITH RIGID INTERPOSER


     [redacted*]

     [redacted*]

     [redacted*]


* Confidential Treatment requested.

Tessera Confidential
--------------------

                                 Attachment B

              ROYALTY REPORT UNDER TESSERA TCC LICENSE AGREEMENT

Reporting Period: From _____________ through _______________

----------------------------------------------------------------------------------------------
                            NUMBER OF         NUMBER OF          ROYALTY        ROYALTY
     CUSTOMER             TCC PACKAGES      BILLABLE PINS          RATE          (US$)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

TOTAL ROYALTY:      US$________________

LESS TAX:           US$________________

ACTUAL REMITANCE:   US$________________

                                 Attachment C

                        Minimum IC Package Requirements
                         for Use of the Tessera Marks

-----------------------------------------------------------------------------------------------------------------------
                                                                                                      DEMONSTRATED
                                                                                                      RELIABILITY
TEST                                                                                 REFERENCE       (UNITS FAILED/
NO.        TEST ITEM              TEST CONDITION                                     STANDARDS        TOTAL UNITS)
-----------------------------------------------------------------------------------------------------------------------
I          Moisture/Pre-          Moisture Soak:                                        JEDEC        Sample = 45 pcs.
           conditioning Test      30(degrees)/60% RH, 192 Hours                      JESD22-A113        LTPD = 5%
                                  Reflow 3 times: Convection,                          LEVEL 3            (0/45)
                                  ** 10 seconds at 210-220(degrees)C,                        -
                                  Flux clean in aqueous solution
-----------------------------------------------------------------------------------------------------------------------
2*         Pressure Cooker        Ta = 121(degrees)C, 100 RH, 2 atm.,                  MIL-STD-      168 hours/2,3/
           Test                   No Bias                                              883:1004           (0/45)
-----------------------------------------------------------------------------------------------------------------------
3*         High Temp.             Ta = 150(degrees)C, No Bias                          MIL-STD-        1000 hours/2/
           Storage Test                                                                883:1008           (0/45)
-----------------------------------------------------------------------------------------------------------------------
4*         On FR-4 Board          Ta = -55(degrees)C (15 minutes) to                   MIL-STD-         750 cycles/2/
           Temperature            125(degrees)C (15 minutes),                          883:1010           (0/45)
           Cycling Test           Gas Phase
-----------------------------------------------------------------------------------------------------------------------

NOTES:
*    Needs Preconditioning (Test No. 1)
/1/ Electrical opens test (at 100(degrees) C) and visual inspection /2/ Discoloration of solder mask due to temperature exposure allowed /3/ Leakage due to tin migration on polyimide allowed

RH = Relative Humidity
LTPD = Lot Tolerance Percent Defective

** greater than